Exhibit 99.1

FireEye Reports Financial Results for First Quarter 2014

Q1’14 billings and revenue exceed guidance ranges

MILPITAS, CA – May 6, 2014 – FireEye, Inc. (NASDAQ: FEYE), the leader at stopping today’s advanced cyber attacks, today announced financial results for the first quarter ended March 31, 2014. Separately, the company announced the execution of a definitive agreement to acquire nPulse Technologies, an innovator in network security forensics.

First Quarter 2014 Financial Results

•	Billings[1]: First quarter billings were $99.2 million, compared with the previously issued guidance range of $84 to $88 million. Total billings included $26.1 million in product billings, $39.4 million in product subscription billings, $18.0 million in professional services billings and $15.7 million in support and maintenance billings.

•	Revenue: First quarter revenue was $74.0 million, compared with the previously issued guidance range of $70 to $72 million. Total revenue included $24.3 million of product revenue, $22.8 million of product subscription revenue, $16.2 million of professional services revenue, and $10.8 million of support and maintenance revenue.

•	Deferred revenue: Deferred revenue totaled $212.7 million at the end of the first quarter, an increase of $25.2 million from December 31, 2013. Current deferred revenue was $121.4 million, an increase of $10.9 million from December 31, 2013. Long-term deferred revenue was $91.3 million, an increase of $14.3 million from December 31, 2013.

•	GAAP net loss: First quarter GAAP net loss was $101.2 million, or $0.76 per share, based on 134.0 million weighted average shares outstanding. This compares with a GAAP net loss of $27.0 million, or $1.78 per basic and diluted share, based on 15.2 million weighted average shares outstanding, in the first quarter of 2013.

•	Non-GAAP net loss[1]: First quarter non-GAAP net loss was $71.4 million, or $0.53 per basic and diluted share, compared to the previously issued guidance range of a loss of $0.51 to $0.56 per share. Non-GAAP net loss in the first quarters of 2013 and 2014 excluded stock-based compensation expenses and amortization of intangible assets. Non-GAAP net loss for the first quarter of 2014 also excluded discrete tax benefits related to the Mandiant acquisition and acquisition-related expenses. Non-GAAP net loss for the first quarter of 2013 also excluded changes in the fair value of preferred stock warrant liabilities.

[1]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures also is included under the heading “Non-GAAP Financial Measures.”

“We are off to a strong start in 2014, with billings and revenue above our guidance,” said David DeWalt, FireEye chairman of the board and chief executive officer. “We continued to redefine the security landscape as we executed on our strategic roadmap, integrating Mandiant’s operations, introducing multiple new products, and expanding our global reach with new reseller and service provider partners. As a result, we are a larger, more diversified company, and our security platform has never been more differentiated.”

“We are changing the game again and creating the new category of enterprise security forensics with our pending acquisition of nPulse,” added DeWalt. “Like FireEye and Mandiant, nPulse is a pioneer and innovator in cybersecurity, and we are looking forward to welcoming the team to the FireEye family.”

Recent Business Highlights

Business highlights since the release of fourth quarter 2013 financial results on February 11, 2014 included:

•	Our discovery of multiple zero-day exploits, including the recently discovered Operation Clandestine Fox attack exploiting a previously undiscovered vulnerability in Internet Explorer.

•	Our discovery of four new evasion techniques used by malware to bypass traditional, file-based sandboxing technologies.

•	Release of the fifth annual Mandiant® M-Trends® report, with data showing advanced attacks go undetected for a median of 229 Days, and only one-third of organizations identify breaches on their own.

•	Publication of the 2013 FireEye Advanced Threat Report, detailing malicious activities captured by the FireEye Security Platform throughout 2013.

•	Opening of a new Research and Development Center in Dresden, Germany.

•	Successful completion of a follow-on offering of 14 million shares, including 5.6 million newly issued shares. Proceeds from the issuance of new shares strengthened the company’s balance sheet and are reflected in the company’s cash and short term investment balances.

Recent FireEye Threat Prevention Platform Announcements

New products and enhancements to the FireEye Threat Prevention Platform announced since the release of fourth quarter 2013 financial results on February 11, 2014 included:

•	FireEye Managed Defense™ subscription service. The new subscription service enhances the value of the FireEye Security Platform by combining 24x7 continuous monitoring with intelligence, advice, and context about advanced attacks identified by the FireEye Security Platform.

•	Threat Analytics capabilities for the FireEye Security Platform. The new cloud-based security analytics solution applies FireEye threat intelligence to security event data generated across an organization and provides a holistic picture of potential threats so customers can identify security breaches and scope attacks as they unfold.

•	Endpoint Threat Prevention™ detection and response capabilities for FireEye Security Platform. The new solution, which incorporates endpoint products acquired from Mandiant, is designed to enable security teams to resolve security incidents in a fraction of the time it takes using conventional approaches that knit together endpoint and network-detection capabilities from multiple vendors.

•	The FireEye Mobile Security™ app for Android. With the app, organizations are able to protect devices on the Android™ platform with FireEye Multi-vector Virtual Execution™ engine technology and FireEye Dynamic Threat Intelligence™. The new FireEye Mobile Security App will be generally available by the end of June 2014.

Pending Acquisition of nPulse Announced

In a separate release, FireEye today announced the execution of a definitive agreement to acquire privately-held nPulse Technologies, the performance leader in network forensics. As consideration for the acquisition, FireEye will pay approximately $60 million in cash, and issue approximately $10 million stock consideration that is subject to the achievement of certain milestones. The nPulse network forensics platform will be combined with Mandiant endpoint forensics to deliver the industry’s only unified Enterprise Forensics solution for visibility into the entire attack life cycle – from network intrusion to endpoint exploitation and lateral movement. The new capabilities will complement the company’s new Intrusion Prevention Solution (IPS) to create a complete network threat management solution at the web gateway. The transaction is expected to close during the second quarter of 2014, subject to standard closing conditions.

Second Quarter and 2014 Outlook

FireEye provides guidance for the next quarter and current fiscal year based on current market conditions and expectations. Guidance ranges for all metrics anticipate closing the nPulse acquisition in the second quarter.

For the second quarter of 2014, FireEye expects total revenue in the range of $89 to $91 million. Additionally, for the second quarter, on a non-GAAP basis, the company expects:

•	Total billings in the range of $108 to $112 million.

•	Gross margin in the range of 68 to 70 percent.

•	Research and development expenses as a percent of revenue in the range of 48 to 51 percent.

•	Sales and marketing expenses as a percent of revenue in the range of 86 to 89 percent.

•	General and administrative expenses as a percent of revenue in the range of 21 to 24 percent.

•	Loss per share of $0.58 to $0.63.

For the full year 2014, the company expects total revenue in the range of $405 to $415 million. On a non-GAAP basis, the company expects:

•	Total billings in the range of $550 to $570 million.

•	Gross margin in the range of 70 to 73 percent.

•	Research and development expenses as a percent of revenue in the range of 40 to 43 percent.

•	Sales and marketing expenses as a percent of revenue in the range of 82 to 85 percent.

•	General and administrative expenses as a percent of revenue in the range of 19 to 22 percent.

•	Loss per share of $2.10 to $2.30.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, acquisition expenses, discrete tax benefits and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Conference Call Information

FireEye will host a conference call today, May 6, 2014, at 5:00 PM Eastern Time (2:00 PM Pacific Time) to discuss the financial results and the acquisition of nPulse Technologies. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company’s website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to future billings, revenue, non-GAAP gross margins, operating expenses as a percent of revenue, weighted average shares outstanding, and non-GAAP loss per share in the section entitled “Second Quarter and 2014 Outlook” above, as well as statements related to the general availability of FireEye Mobile Security app for Android, and information concerning the expectations, beliefs, plans, intentions and strategies of FireEye relating to its pending acquisition of nPulse. Such forward-looking statements also include statements regarding the impact of the pending acquisition of nPulse on FireEye’s competitive position, future product offerings and potential benefits of current and future product offerings.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include market adoption of FireEye’s virtual machine-based security platform; FireEye’s limited operating history, particularly as a newly public company; the termination of FireEye’s pending acquisition of nPulse if FireEye and nPulse fail to satisfy the conditions for closing in the definitive agreement; the failure to achieve expected synergies and efficiencies of operations between FireEye and Mandiant; the failure to achieve expected synergies and efficiencies of operations between FireEye and nPulse; the ability of FireEye and Mandiant to successfully integrate their respective market opportunities, technology, products, personnel and operations; the ability of FireEye and nPulse to successfully integrate their respective technologies, products, personnel and operations; FireEye’s ability to attract and retain new customers and expand and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; FireEye’s limited experience with developing and releasing new products and services; real or perceived defects, errors or vulnerabilities in FireEye’s platform; rapidly evolving technological developments in a market that is characterized by rapid changes in technology, customer requirements, industry standards, and frequent new product introductions and improvements; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form S-1 filed with the Securities and Exchange Commission on April 22, 2014, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, feature, or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures

FireEye has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross profit, margin, operating loss, net loss and net loss per share. FireEye defines non-GAAP gross profit as total gross profit excluding stock-based compensation expenses, amortization of intangible assets, and, as applicable, other special items, divided by total revenue. FireEye defines non-GAAP operating loss as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, and other special or non-recurring items. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, change in fair value of preferred stock warrant liability, and, for the first quarter of 2014, acquisition related costs and a discrete tax benefit related to the Mandiant acquisition. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per shares excludes as anti-dilutive stock options, restricted stock units and performance stock units.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, change in fair value of preferred stock warrant liability and other non-recurring and discrete items so that management and investors can compare the company’s “core business operating results,” over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Second, stock-based compensation is an important part of FireEye employees’ overall compensation. Third, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related costs, amortization of intangible assets, changes in fair value of preferred stock warrant liability and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 2,200 customers across more than 60 countries, including over 130 of the Fortune 500.

© 2014 FireEye, Inc. All rights reserved. FireEye, Mandiant, M-Trends, Managed Defense, Mobile Security, Endpoint Threat Protection, Multi-vector Virtual Execution and Dynamic Threat Intelligence are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. Android is a trademark of Google Inc. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:

Vitor De Souza

FireEye, Inc.

415-699-9838

vitor.desouza@fireeye.com

Investor contact:

Kate Patterson

FireEye, Inc.

408-321-4957

kate.patterson@fireeye.com

Source: FireEye, Inc.

FireEye, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$441,270	$173,918
Short-term investments	143,213	—
Accounts receivable, net	80,514	95,772
Inventories	4,258	5,663
Deferred costs of revenue, current portion	1,888	2,030
Deferred tax assets, current portion	16,056	14,584
Prepaid expenses and other current assets	26,257	23,200

Total current assets	713,456	315,167
Deferred costs of revenue, non-current portion	1,867	1,071
Property and equipment, net	69,257	64,765
Goodwill	708,594	706,327
Intangible assets	271,279	281,377
Deposits and other long-term assets	8,268	7,606

Total assets	$1,772,721	$1,376,313

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,916	$34,128
Accrued liabilities	15,336	9,489
Accrued compensation	47,328	41,625
Proceeds from early exercise of stock awards	5,851	8,188
Deferred revenue, current portion	121,420	110,535

Total current liabilities	214,851	203,965
Deferred revenue, non-current portion	91,302	76,979
Deferred tax liabilities, non-current portion	39,155	45,147
Other long-term liabilities	3,623	2,120

Total liabilities	348,931	328,211
Stockholders’ equity:
Common stock	14	14
Additional paid-in capital	1,748,627	1,271,590
Accumulated other comprehensive income (loss)	(138)	—
Accumulated deficit	(324,713)	(223,502)

Total stockholders’ equity	1,423,790	1,048,102

Total liabilities and stockholders’ equity	$1,772,721	$1,376,313

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenue:
Product	$24,252	$14,988
Subscription and services	49,728	13,428

Total revenue	73,980	28,416
Cost of revenue: (1)(2)
Product	10,326	4,962
Subscription and services	24,967	1,920

Total cost of revenue	35,293	6,882
Total gross profit	38,687	21,534
Operating expenses: (1)(2)
Research and development	41,970	10,062
Sales and marketing	76,854	28,569
General and administrative (3)	27,100	7,311

Total operating expenses	145,924	45,942
Operating loss	(107,237)	(24,408)
Other expense, net (4)	(16)	(2,340)

Loss before income taxes	(107,253)	(26,748)
Provision for (benefit from) income taxes (5)	(6,042)	213

Net loss attributable to common stockholders	$(101,211)	$(26,961)

Net loss per share attributable to common stockholders, basic and diluted	$(0.76)	$(1.78)

Weighted average shares used in per share calculations, basic and diluted	133,976	15,180

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(101,211)	$(26,961)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	20,706	3,234
Stock-based compensation expense	25,194	3,252
Change in fair value of preferred stock warrant liability	—	2,167
Deferred income taxes	(7,518)	—
Loss on disposal of property and equipment	52	25
Provision for doubtful accounts	37	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	15,221	4,703
Inventories	1,405	326
Prepaid expenses and other assets	(2,093)	(276)
Deferred costs of revenue	(416)	(221)
Accounts payable	(12,396)	(655)
Accrued liabilities	6,016	1,328
Accrued compensation	5,703	4,093
Deferred revenue	25,207	14,389
Other long-term liabilities	1,505	53

Net cash provided by (used in) operating activities	(22,588)	5,457

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment and demonstration units	(14,187)	(6,172)
Purchase of short-term investments	(143,522)	—
Lease deposits	(360)	(586)

Net cash used in investing activities	(158,069)	(6,758)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from follow-on public offering	445,934	—
Repayment of term loan	—	(2,147)
Net proceeds from issuance of convertible preferred stock	—	9,988
Proceeds from exercise of equity awards	2,075	3,440
Repayment of notes receivable from stockholders	—	3,734

Net cash provided by financing activities	448,009	15,015

Net change in cash and cash equivalents	267,352	13,714
Cash and cash equivalents, beginning of year	173,918	60,200

Cash and cash equivalents, end of year	$441,270	$73,914

FireEye, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
GAAP operating loss	$(107,237)	$(24,408)
Stock-based compensation expense (1)	25,194	3,252
Amortization of intangible assets (2)	10,798	262
Acquisition related expenses (3)	1,047	—

Non-GAAP operating loss	$(70,198)	$(20,894)
GAAP net loss	$(101,211)	$(26,961)
Stock-based compensation expense (1)	25,194	3,252
Amortization of intangible assets (2)	10,798	262
Acquisition related expenses (3)	1,047	—
Change in fair value of preferred stock warrant liability (4)	—	2,167
Non-recurring benefit from income taxes (5)	(7,242)	—

Non-GAAP net loss	$(71,414)	$(21,280)
GAAP net loss per common share, basic and diluted	$(0.76)	$(1.78)
Stock-based compensation expense (1)	0.19	0.21
Amortization of intangible assets (2)	0.08	0.02
Acquisition related expenses (3)	0.01	—
Change in fair value of preferred stock warrant liability (4)	—	0.14
Non-recurring benefit from income taxes (5)	(0.05)	—

Non-GAAP net loss per common share, basic and diluted	$(0.53)	$(1.40)
Weighted average shares used in per share calculations for GAAP and Non-GAAP, basic and diluted	133,976	15,180
(1) includes stock-based compensation expense as follows:
Cost of product revenue	$145	$63
Cost of subscription and services revenue	3,420	167
Research and development	4,603	957
Sales and marketing	8,688	840
General and administrative	8,338	1,225

Total stock-based compensation expense	$25,194	$3,252
(2) includes amortization of intangible assets as follows:
Cost of product revenue	$2,431	$262
Cost of subscription and services revenue	5,390	—
Sales and marketing	2,977	—

Total amortization of intangible assets	$10,798	$262
(3) includes acquisition related expenses as follows:
General and administrative	$1,047	$—
(4) includes change in fair value of preferred stock warrant liability as follows:
Other expense, net	$—	$2,167
(5) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$(7,242)	$—

FireEye, Inc.

RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE

(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
GAAP revenue	$73,980	$28,416
Add change in deferred revenue	25,208	14,387

Non-GAAP billings	$99,188	$42,803

FireEye, Inc.

BILLINGS BREAKOUT

(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Product billings	$26,076	$16,281
Product subscription billings	39,435	16,698

Product billings and product subscription billings	65,511	32,979
Support and maintenance billings	15,695	9,581
Professional services billings	17,982	243

Non-GAAP billings	$99,188	$42,803

FireEye, Inc.

REVENUE BREAKOUT

(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Product revenue	$24,252	$14,988
Product subscription revenue	22,819	8,016

Product revenue and product subscription revenue	47,071	23,004
Support and maintenance revenue	10,751	5,138
Professional services revenue	16,158	274

Total revenue	$73,980	$28,416